CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119306), of Specialized Health Products International, Inc., of our report dated March 8, 2006 relating to the consolidated financial statements, which appear in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 10, 2006